                               FORD MOTOR COMPANY

                           OFFER TO PURCHASE FOR CASH

         ANY AND ALL OUTSTANDING DEPOSITARY SHARES (CUSIP 345370 40 7),
                  EACH REPRESENTING 1/2,000 OF A SHARE OF ITS
                      SERIES B CUMULATIVE PREFERRED STOCK,

                                       AT

                          $31.40 PER DEPOSITARY SHARE

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 26, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                January 22, 1998

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     We have been appointed to act as Dealer Manager by Ford Motor Company, a Delaware corporation (the "Company"), in connection with the Company's offer to purchase any and all outstanding Depositary Shares (the "Depositary Shares"), each representing 1/2,000 of a share of its Series B Cumulative Preferred Stock, par value $1.00 per share, liquidation preference equal to $25 per Depositary Share, at a price of $31.40 per Depositary Share (the "Purchase Price"), upon the terms and subject to the conditions set forth in the Company's Offer to Purchase dated January 22, 1998 (the "Offer to Purchase") and the related Letter of Transmittal (which together constitute the "Offer"). The Company will purchase any and all Depositary Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Offer.

     For your information and for forwarding to your clients for whom you hold Depositary Shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     1. Offer to Purchase;

     2. Letter of Transmittal for your use and for the information of your clients, together with Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 providing information relating to backup federal income tax withholding;

     3. Notice of Guaranteed Delivery to be used to accept the Offer if the Depositary Shares and all other required documents cannot be delivered to First Chicago Trust Company of New York (the "Depositary") by the Expiration Date (as defined in the Offer to Purchase), or the book-entry transfer of the Depositary Shares cannot be completed by the Expiration Date;

     4. A form of letter that may be sent to your clients for whose accounts you hold Depositary Shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions and designation of Soliciting Dealer with regard to the Offer; and

     5. A letter from the Chairman of the Company to holders of Depositary Shares that may be sent to your clients.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON THURSDAY, FEBRUARY 26, 1998, UNLESS THE OFFER IS EXTENDED.

     THE COMPANY, ITS BOARD OF DIRECTORS AND ITS EXECUTIVE OFFICERS MAKE NO RECOMMENDATION AS TO WHETHER ANY SHAREHOLDER SHOULD TENDER ANY OR ALL OF SUCH SHAREHOLDER'S DEPOSITARY SHARES PURSUANT TO THE OFFER. EACH SHAREHOLDER MUST DECIDE WHETHER TO TENDER DEPOSITARY SHARES AND, IF SO, HOW MANY DEPOSITARY SHARES TO TENDER.

     The Company will pay to a Soliciting Dealer (as defined herein) designated as described below a solicitation fee of $0.375 per Depositary Share for any Depositary Shares tendered, accepted for payment and paid for pursuant to the Offer (except that for transactions equal to or exceeding 2,500 Depositary Shares, the Company will pay a solicitation fee of $0.250 per Depositary Share, of which eighty percent (80%) shall be paid to the Dealer Manager and twenty percent (20%) to the designated Soliciting Dealer (which may be the Dealer Manager)). In cases where no Soliciting Dealer is designated, the Dealer Manager will be paid one hundred percent (100%) of the applicable solicitation fee. For purposes of this letter, "Soliciting Dealer" includes (i) any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Offer. For purposes of the preceding definition, "solicited" shall be deemed to mean no more than processing Depositary Shares tendered or forwarding to holders materials regarding the Offer.

     No such fee shall be payable to a Soliciting Dealer in respect of (a) Depositary Shares registered in the name of such Soliciting Dealer unless such Depositary Shares are held by such Soliciting Dealer as nominee and such Depositary Shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or on the Notice of Solicited Tenders (attached to this letter) or (b) Depositary Shares beneficially owned by such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer with respect to the tender of Depositary Shares by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders" or the Notice of Solicited Tenders accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to the Soliciting Dealer with respect to the tender of Depositary Shares by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Depositary, the Information Agent or the Dealer Manager for purposes of the Offer.

     IN ADDITION TO THE FOREGOING CONDITIONS, IN ORDER FOR A SOLICITING DEALER TO RECEIVE A SOLICITATION FEE, THE DEPOSITARY MUST HAVE RECEIVED FROM SUCH SOLICITING DEALER A PROPERLY COMPLETED AND DULY EXECUTED NOTICE OF SOLICITED TENDERS IN THE FORM ATTACHED HERETO (OR FACSIMILE THEREOF) WITHIN 3 BUSINESS DAYS AFTER THE EXPIRATION DATE. Soliciting Dealers should take care to ensure proper record-keeping to document their entitlement to any solicitation fee.

     All questions as to the validity, form and eligibility (including time of receipt) of Notices of Solicited Tenders will be determined by the Depositary, in its sole discretion, which determination will be final and binding. Neither the Depositary nor any other person will be under any duty to give notification of any defects or irregularities in any Notice of Solicited Tenders or incur any liability for failure to give such notification.

     The Company will, upon request, reimburse brokers, dealers, commercial banks and trust companies for reasonable and necessary costs and expenses incurred by them in forwarding materials to their customers. The Company will pay all stock transfer taxes applicable to the sale of Depositary Shares to the Company pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     Any inquiries you may have with respect to the Offer should be addressed to, and additional copies of the enclosed materials may be obtained from, the Information Agent or the undersigned at the addresses and telephone numbers set forth on the back cover of the Offer to Purchase.

                                                    Very truly yours,

                                                   MERRILL LYNCH & CO.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

                          NOTICE OF SOLICITED TENDERS

     List below the number of Depositary Shares whose tender you have solicited. All Depositary Shares beneficially owned by a beneficial owner, whether in one account or several, and in however many capacities, must be aggregated for purposes of completing the tables below. Any questions as to what constitutes beneficial ownership should be directed to the Depositary. If the space below is inadequate, list the Depositary Shares on a separate signed schedule and affix the list to this Notice of Solicited Tenders.

     ALL NOTICES OF SOLICITED TENDERS SHOULD BE RETURNED TO THE DEPOSITARY WITHIN THREE BUSINESS DAYS AFTER THE EXPIRATION DATE AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE BACK COVER OF THE OFFER TO PURCHASE. (FOR YOUR CONVENIENCE, THE DEPOSITARY'S FACSIMILE NUMBER IS (201) 222-4720 OR (201) 222-4721; THE CONFIRMATION TELEPHONE NUMBER IS (201) 222-4707.) ALL QUESTIONS CONCERNING NOTICES OF SOLICITED TENDERS SHOULD BE DIRECTED TO THE INFORMATION AGENT AT THE TELEPHONE NUMBER SET FORTH ON THE BACK COVER OF THE OFFER TO PURCHASE.

           BENEFICIAL OWNERS OF LESS THAN 2,500 DEPOSITARY SHARES --
                  SOLICITATION FEE $0.375 PER DEPOSITARY SHARE

-----------------------------------------------------------------------------------------------------------------
   DTC PARTICIPANT                VOI TICKET                  NUMBER OF SHARES           NUMBER OF BENEFICIAL
        NUMBER                     NUMBER*                 REQUESTED FOR PAYMENT         OWNER(S) REPRESENTED
-----------------------------------------------------------------------------------------------------------------
=================================================================================================================
=================================================================================================================
-----------------------------------------------------------------------------------------------------------------

            BENEFICIAL OWNERS OF 2,500 OR MORE DEPOSITARY SHARES --
                SOLICITATION FEE OF $0.250 PER DEPOSITARY SHARE
               (80% TO DEALER MANAGER, 20% TO SOLICITING DEALER)

-------------------------------------------------------------------------------------------------------------------
  DTC PARTICIPANT         VOI TICKET           NUMBER OF SHARES      NUMBER OF BENEFICIAL     NAME OF SOLICITING
      NUMBER                NUMBER*          REQUESTED FOR PAYMENT   OWNER(S) REPRESENTED    MERRILL LYNCH DEALER
-------------------------------------------------------------------------------------------------------------------
==================================================================================================================
==================================================================================================================
------------------------------------------------------------------------------------------------------------------

---------------
* Complete if Depositary Shares delivered by book-entry transfer.

     The undersigned hereby confirms that: (i) it has complied with the applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (ii) it is entitled to such compensation for such solicitation under the terms and conditions of the Offer to Purchase (unless the undersigned is not being compensated for such solicitation); (iii) in soliciting tenders of Depositary Shares, it has used no soliciting materials other than those furnished by the Company; and (iv) if it is a foreign broker or dealer not eligible for membership in the NASD, it has agreed to conform to the NASD's Rules of Fair Practice in making solicitations outside the United States to the same extent as though it were an NASD member.

---------------------------------------------    ---------------------------------------------
Printed Firm Name                                Address
---------------------------------------------    ---------------------------------------------
Authorized Signature                             Attention
---------------------------------------------    ---------------------------------------------
Area Code and Telephone Number                   City, State, Zip Code

          [Please complete the payment instructions on the next page.]

                     SOLICITATION FEE PAYMENT INSTRUCTIONS
--------------------------------------------------------------------------------

   ISSUE CHECK TO:

   Firm
   --------------------------------------------------------------------------
                                 (Please Print)

   Attention
   --------------------------------------------------------------------------

   Address
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                               (Include Zip Code)

   Phone Number
   --------------------------------------------------------------------------

   Taxpayer Identification or Social Security No.
   ----------------------------------------------------------------

   Applicable VOI Number
   -------------------------------  Number of Shares
   --------------------------------------
--------------------------------------------------------------------------------

 If solicitation fees are to be paid to another Eligible Institution(s), please complete the following:
--------------------------------------------------------------------------------

   ISSUE CHECK TO:

   Firm
   --------------------------------------------------------------------------
                                 (Please Print)

   Attention
   --------------------------------------------------------------------------

   Address
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                               (Include Zip Code)

   Phone Number
   --------------------------------------------------------------------------

   Taxpayer Identification or Social Security No.
   ----------------------------------------------------------------

   Applicable VOI Number
   -------------------------------  Number of Shares
   --------------------------------------

   Series
   -----------------------------------------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

   ISSUE CHECK TO:

   Firm
   --------------------------------------------------------------------------
                                 (Please Print)

   Attention
   --------------------------------------------------------------------------

   Address
   --------------------------------------------------------------------------

   --------------------------------------------------------------------------
                               (Include Zip Code)

   Phone Number
   --------------------------------------------------------------------------

   Taxpayer Identification or Social Security No.
   ----------------------------------------------------------------

   Applicable VOI Number
   -------------------------------  Number of Shares
   --------------------------------------

   Series
   -----------------------------------------------------
--------------------------------------------------------------------------------

* NOTE: IF ADDITIONAL PAYMENT INSTRUCTIONS, PLEASE COPY AND ATTACH.